

SELECTED PROPORTIONATE                      MediaOne Group, Inc. (1)
FINANCIAL DATA
(UNAUDITED)

                         Quarter Ended Six Months Ended  Normalized
                            June 30,       June 30,     % Change(5)
Dollars in millions      1998    1997    1998    1997    Qtr    Ytd
------------------------------------------------------------- ------
Proportionate Revenues -
 Continuing Operations
  Cable & broadband
    Domestic           $ 1,335 $ 1,281 $ 2,696 $ 2,496    6.5    9.0
    International           78     118     150     226   25.8   25.0
  Int'l wireless           263     180     509     324   46.1   57.1
  Corporate                  5       2      10       7    -     42.9
  Other                     21      48      32      77  (16.0)   -
                       --------------------------------
    Current oper.        1,702   1,629   3,397   3,130   11.8   14.9

  Domestic wireless         19     343     354     652    -      -
                       --------------------------------
      Total            $ 1,721 $ 1,972 $ 3,751 $ 3,782   11.8   14.9
                       ================================
Proportionate Operating
 Cash Flow - Continuing
 Operations (4)
  Cable & broadband
    Domestic           $   445 $   402 $   873 $   792   11.3   10.3
    International           -       11       3      20    -      -
  Int'l wireless            51       7      65      (3)   -      -
  Corporate                (20)    (18)    (30)    (22)  11.1   36.4
  Other                      3      -       -       (9)   -      -
                       --------------------------------
    Current oper.          479     402     911     778   24.1   20.8

  Domestic wireless          6     111     114     212    -      -
                       --------------------------------
      Total            $   485 $   513 $ 1,025 $   990   24.1   20.8
                       ================================

The actual percent change for revenues from current operations of 4.5% and 8.5% for the quarter and six months ended June 30, 1998 include the one time effects of acquisitions and dispositions.

The actual percent change for operating cash flow from current operations of 19.2% and 17.1% for the quarter and six months ended June 30, 1998 include the one time effects of acquisitions and dispositions.

See footnotes on page ___.